UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 31, 2005
(Date of Earliest Event Reported)

Innofone.com, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3470 Olney-Laytonsville, Rd., Suite 118, Olney, MD 20832
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 774-6913

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Secured Convertible Note Offering

On August 31, 2005, Innofone.com, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of August 31, 2005 (“Agreement”), by and among Innofone.com, Inc. (the “Company”), and AJW Partners, LLC. (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners (“Qualified”) and New Millenium Capital Partners, II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. The Agreement provides for the sale by the Company to the Purchasers of Secured Convertible Term Notes (the “Notes”) issued by the Company in the aggregate principal amount of Four Million Dollars ($4,500,000) (“Principal Amount”). The Principal Amount is to be funded by the Purchasers in three tranches ($1.5 million on September 1, 2005, $1.5 million upon filing the Registration Statement and $1.5 million upon effectiveness of the Registration Statement). The offering of Notes under the Agreement was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 8% per annum, unless the common stock of the Company is greater than $3.50 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at the lesser of $3.50 or a 30% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. In connection with the subject offering, the Company issued an aggregate of 1,000,000 warrants (333,333 upon each tranche of financing) to purchase common stock at a price of $5.00 per share. The warrants are exercisable for a period of five years. The conversion of the Notes are subject to an effective Registration Statement to be filed by the Company. The Company has the right to redeem the Notes under certain circumstances and the right to prevent conversions in any month where the stock price is less than $3.50 per share. The Notes are secured by all of the Company’s assets. In connection with the loan, Alex Lightman the Company’s President pledged 3,000,000 shares of his common stock as additional security. The proceeds of the offering will be used primarily for working capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.2	Form of Callable Secured Convertible Term Note
99.3	Securities Purchase Agreement (without schedules)
99.4	Security Agreement
99.5	Guaranty and Pledge Agreement
99.6	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INC.

By: /s/ Alex Lightman

Alex Lightman
President

Dated: September 6, 2005